Exhibit 99.1

The Honest Company Names CPG Veteran Carla Vernón as Chief Executive Officer and One of the Only Afro-Latina CEOs at a U.S. Publicly Traded Company

With New CEO, The Honest Company Builds Upon Brand’s Growth and Looks to the Future as Leader of Clean Lifestyle Movement

Current CEO Nick Vlahos Continues as Member of Honest’s Board of Directors

Los Angeles, December 13, 2022 – The Honest Company (NASDAQ: HNST), a consumer-first, mission-driven and digitally-native brand leading the clean lifestyle movement, announced today that former Amazon and General Mills executive Carla Vernón will become CEO, effective January 9, 2023. Through this appointment, Vernón will become one of the only Afro-Latina CEOs at a U.S. publicly traded company, bringing a new era of leadership that reflects the diversity of Honest’s consumers. As CEO, Vernón will be laser-focused on category growth and driving profitability behind the company’s core mission of inspiring everyone to love living consciously. The move is part of a strategic leadership succession plan, as current CEO Nick Vlahos will step down from day-to-day operations after a near six-year tenure and remain on the Board of Directors at Honest.

“I am thrilled Carla is joining The Honest Company as our next CEO. She is a strategic, visionary leader who will continue to build Honest as the legacy brand for tomorrow’s generation," said Founder and Chief Creative Officer Jessica Alba. "What makes Carla unique is her innate ability to drive product innovation and go-to-market strategies that captivate consumers’ imagination, strengthen brand loyalty, and significantly impact the bottom line. I could not dream of a better person to take Honest into this exciting new chapter. With Carla at the helm, I am confident Honest will continue to redefine category expectations and pave the way for others to follow."

“Carla is widely recognized as a transformational leader and purpose-driven executive. She brings invaluable experience scaling and energizing businesses, developing and executing successful omnichannel strategies and fostering diverse and inclusive workplace cultures. I am excited to welcome Carla as The Honest Company’s next CEO and I look forward to working with her to continue to bring Honest’s mission to life,” said Chair of The Honest Company Board of Directors James D. White. "On behalf of the entire board, I want to thank Nick for leading The Honest Company through a period of transformative growth. Over his six years in leadership, Nick strengthened the business fundamentals, led the company’s successful initial public offering, and significantly expanded the Honest brand in omnichannel and global markets. We are thrilled to have him continue as a member of the Honest Board."

Vernón comes to Honest from her recent role as Vice President of Consumables Categories at Amazon.com where she led the babycare, household products, food, beverages, health and wellness, and beauty categories to double-digit topline growth on Amazon.com’s $200 billion online stores. She was also instrumental in invigorating Amazon.com’s beauty experience, including increasing the portfolio of emerging and prestige beauty brands, introducing a proprietary virtual lipstick try-on technology, and creating the first-ever seasonal beauty merchandising event: Amazon’s Holiday Beauty Haul.

Prior to Amazon, Vernón spent more than two decades at General Mills in various P&L leadership roles across the company’s portfolio, with a particular focus on the company’s purpose-driven brands. In her most recent role as Division President of its Natural and Organic business, Vernón was instrumental in guiding General Mills to become the second largest branded maker of natural and organic food in North America and the industry leader in regenerative agriculture and organic farming through a commitment to advancing regenerative practices on one million acres of land. Through innovation and an intuitive sense of the consumer, Vernón also reinvigorated many of General Mills legacy brands, including restoring growth and record-level sales for Nature Valley and making Lärabar the fastest-growing nutrition bar in mass markets. Vernón also serves on the Board of Trustees for Princeton University.

“As a leader of the clean lifestyle movement, The Honest Company is uniquely positioned to meet the needs of this era and I am thrilled to join Jessica and the leadership team with a fresh perspective as we enter a new chapter of innovation and growth,” said incoming Chief Executive Officer Carla Vernón. “As I take my seat at the table as a woman, a mom, and one of the only Afro-Latina CEOs of a U.S. public company, there are so many people and experiences that come with me. These are perspectives that can inspire our future growth and vision. That is what is so unique about The Honest Company. This brand was built to bring a rumble of change across industries, leading the way to bring clean and ethical products to the mainstream. And, we will continue doing that with products designed in new and better ways that meet today’s and tomorrow’s needs.”

“Over the last two years, I have been fortunate to partner with Carla to drive our Honest Lifestyle Platform at Amazon and it is clear that she understands how to engage the conscious-minded shopper and their desire for clean and natural products.” said Chief Executive Officer Nick Vlahos. “With the recent distribution expansion that has delivered record-high retail sales and a strong management team in place, now is the perfect time for Honest to transition to its next CEO. I am confident that Carla is the right leader to continue to scale the business as we embark on our next decade as a modern consumer lifestyle brand, inspiring everyone to love living consciously.”

Vlahos’ accomplishments as CEO include scaling Honest from startup to a publicly traded, globally recognized lifestyle brand that can now be found in over 50,000 retail locations and fostering a diverse and inclusive environment throughout company culture with the creation of four employee-led employee resource groups. Honest and Vernón first partnered together as part of a partnership with Amazon beginning in 2021, where they collaborated to launch a fully digital-first version of The Honest Company store on Amazon.com.
At Honest, women represent more than 60% of the leadership team, and women and people of color represent over 50% of its board of directors. Every Honest purchase helps support organizations with shared values and makes happy, healthy lives possible for more people everywhere. To date, Honest has donated more than 28 million products to philanthropic partners, like Baby2Baby, as it continues to prioritize and support underserved communities.

On November 10, 2022, Honest released its third quarter earnings results and updated its financial outlook. The company's outlook of growing first half revenue in 2023 by 7-10% remains unchanged. Additional details on its 2023 outlook will be provided as part of the company's fourth quarter earnings release in mid-March.
About The Honest Company
About The Honest Company: The Honest Company (NASDAQ: HNST) is a consumer-first, mission-driven and digitally-native brand focused on leading the clean lifestyle movement, creating a community for conscious consumers and seeking to disrupt multiple consumer product categories. Since its launch in 2012, Honest has been dedicated to creating thoughtfully formulated, safe and effective personal care, beauty, baby and household products, which are available via honest.com, third-party ecommerce partners and approximately 50,000 retail locations across the United States, Canada and Europe. Based in Los Angeles, CA, the Company's mission, to inspire everyone to love living consciously, is driven by its values of transparency, trust, sustainability and a deep sense of purpose around what matters most to its consumers: their health, their families and their homes. For more information about the Honest Standard and the company, please visit www.honest.com.

Media Contact:
Jennifer Kroog Rosenberg
jrosenberg@thehonestcompany.com

Investor Contacts:
Steve Austenfeld
saustenfeld@thehonestcompany.com

Elizabeth Bouquard
ebouquard@thehonestcompany.com